SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): May 23, 2006

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 23, 2006 the Board of Directors of the Registrant approved an amendment of sections 2.8 and 4.3(c) of the Registrant's Bylaws. The amended Bylaws became effective May 23, 2006. The amended Bylaws provide that (i) the Chairman of the Board shall preside at any meeting of any of the Registrant's stockholders and (ii) the Audit and Corporate Governance Committee of the Board shall be comprised of at least two members, at least one of whom shall have been elected as a director by the holders of the Registrant's Class A Common Stock.

The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits

c) Exhibits.

The following exhibit is filed as part of this Report:

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Alpharma Inc., as amended May 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Robert F. Wrobel
Robert F. Wrobel Executive Vice President and Chief Legal Officer

Date: May 25, 2006